SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      [X] Filed by the registrant
          Filed by a party other than the registrant
          Check the appropriate box:
              Preliminary proxy statement
              Confidential, for Use of the Commission Only
                (as permitted by Rule 14a-6(e)(2))
          [X] Definitive proxy statement
              Definitive additional materials
              Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          SECURE COMPUTING CORPORATION
                          ----------------------------
                (Name of Registrant as Specified in Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

Payment  of filing fee (Check the appropriate box):
          [X] No fee required.
              Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                           (1) Title of each class of securities to which
                  transaction applies:

                           (2) Aggregate number of securities to which
                  transaction applies:

                           (3) Per unit price or other underlying value of
                  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                           (4) Proposed maximum aggregate value of transaction:

                           (5) Total fee paid:

              Fee paid previously with preliminary materials.

              Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:

                  (2)      Form, Schedule or Registration Statement No.:

                  (3)      Filing Party:

                  (4)      Date Filed:

                                  [Secure Logo]





                          SECURE COMPUTING CORPORATION
                                4810 HARWOOD ROAD
                           SAN JOSE, CALIFORNIA 95124
                                 (408) 918-6100


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Toll House Hotel, 140 S. Santa Cruz, Los Gatos, California, at 10:00 a.m., local time, on Thursday, May 9, 2002.

     The Notice of Annual Meeting of Stockholders and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about Secure Computing.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date, and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the proxy and vote in person at that time if you so desire.

                                            Sincerely,



                                            John McNulty
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER


April 8, 2002

                          SECURE COMPUTING CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 9, 2002


To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Secure Computing Corporation, a Delaware corporation (the "Company"), will be held at the Toll House Hotel, 140 S. Santa Cruz, Los Gatos, California, at 10:00 a.m., local time, on Thursday, May 9, 2002 for the following purposes:

     1. To elect two directors of Secure Computing Corporation to serve for a three year term that expires upon the Annual Meeting of Stockholders in 2005, or until their successors are duly elected;

     2. To approve an amendment to the amended and restated 1995 Omnibus Stock Plan to increase the number of shares available for distribution by 2,000,000 shares;

     3. To ratify the appointment of Ernst & Young LLP as the independent auditors of Secure Computing Corporation for the year ending December 31, 2002; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only holders of record of our common stock at the close of business on March 25, 2002, the Record Date, are entitled to notice of and to vote at the Annual Meeting.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR PROXY EITHER BY PHONE, BY INTERNET OR BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. SEE THE INSTRUCTIONS ON THE PROXY CARD FOR YOUR VOTING OPTIONS. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                   By Order of the Board of Directors

San Jose, California
April 8, 2002

--------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE EITHER VOTE BY PHONE, BY INTERNET OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                          SECURE COMPUTING CORPORATION

                             ----------------------

                                 PROXY STATEMENT
                     FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                               PROCEDURAL MATTERS

GENERAL

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Secure Computing Corporation, a Delaware corporation, for use at our Annual Meeting of Stockholders to be held on Thursday, May 9, 2002 at 10:00 a.m., Pacific Daylight Time (the "Annual Meeting"), and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Toll House Hotel, 140 S. Santa Cruz, Los Gatos, California. Our headquarters are located at 4810 Harwood Road, San Jose, California 95124, and our telephone number at that location is
(408) 918-6100.

         These proxy solicitation materials were mailed on or about April 8, 2002, together with our 2001 Annual Report on Form 10K, to all stockholders entitled to vote at the Annual Meeting.

         In this Proxy Statement, "Secure Computing", "Company", "registrant", "we", "us", and "our" refer to Secure Computing Corporation.

RECORD DATE

         Stockholders of record at the close of business on March 25, 2002 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 29,272,390 shares of our common stock were issued and outstanding.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AT THE ANNUAL MEETING

         On all matters to be presented at the Annual Meeting, each share has one vote. The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding as of the Record Date is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes of the outstanding shares of common stock present or represented by proxy at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required (i) to approve the amendment to the amended and restated 1995 Omnibus Stock Plan, and (ii) to ratify the appointment of the auditors.

         Abstentions and broker non-votes will be included for purposes of determining whether a quorum of shares is present at the Annual Meeting. However, abstentions and broker non-votes will not be included in the tabulation of the voting results on the election of directors or on issues requiring approval of a majority of the votes cast. Under the General Corporation Law of the State of Delaware, the state where we are incorporated, an abstaining vote is not deemed to be a "vote cast." A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

PROXIES

         All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies, if not revoked prior thereto. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by delivery of a written notice of revocation or a duly executed proxy to the Secretary of Secure Computing bearing a date later than the prior proxy relating to the same shares, or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by our Secretary prior to the taking of the vote at the Annual Meeting.

EXPENSES OF SOLICITATION

         All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by us. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers, and employees of Secure Computing may also solicit proxies in person or by telephone, telegram, letter or facsimile. Such directors, officers, and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

         Stockholders may present proper proposals for inclusion in our proxy materials for consideration at the next annual meeting of our stockholders by submitting their proposals to us in a timely manner. In order to be included in our proxy materials for the next annual meeting, stockholder proposals must be received by us no later than December 9, 2002, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

GENERAL

         Our Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of office. Currently there are three directors of Class I (Robert J. Frankenberg, John McNulty, and James Jordan), two directors of Class II (Steven M. Puricelli and Timothy McGurran), and two directors of Class III (Eric P. Rundquist and Alexander Zakupowsky, Jr.). Two Class III directors are to be elected at the Annual Meeting. The Class III directors elected at the Annual Meeting will serve for a three-year term, until the Annual Meeting of Stockholders in 2005, or until their successors have been duly elected and qualified.

VOTE REQUIRED

         A plurality of votes duly cast at the Annual Meeting will be required to elect the director.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR THE DIRECTORS NAMED BELOW.

DIRECTORS AND NOMINEES FOR DIRECTOR

The following table sets forth the name, age, and certain other information regarding the nominee for director.

         Name                              Age       Principal Occupation
         ----                              ---       --------------------
         Eric P. Rundquist                 54        President and Chief Executive Officer, Eric Thomas
         Alexander Zakupowsky, Jr.         55        Attorney, Miller & Chevalier

         ERIC P. RUNDQUIST has been a director of Secure Computing since August 1996 and prior to its acquisition by us was a director of Enigma Logic, Inc. from 1994 to August 1996. In 1991, Mr. Rundquist founded and since that time has been President and Chief Executive Officer of Eric Thomas, Inc., a firm that assists medium to large corporations in managing their federal and state income, sales and property tax matters.

         ALEXANDER ZAKUPOWSKY, JR. has been a director of Secure Computing since October 1998. Mr. Zakupowsky is a member of the law firm of Miller & Chevalier, Chartered. He has been with that law firm since March 1984.

         Our remaining directors as of the date of this Proxy Statement, and certain information about them as of the Record Date, are set forth below:

         JOHN E. MCNULTY, is our Chairman and Chief Executive Officer. Mr. McNulty first joined us as President and Chief Operating Officer in May 1999, and assumed the positions of Chairman of the Board and Chief Executive Officer in July 1999. From 1997 until joining us, he served as Senior Vice President of Sales, Services, and Business Development at Genesys Telecommunications Laboratories, a leading independent software company in the computer telephony integration environment. Mr. McNulty was also previously with Intel Corporation, the world's leading semiconductor manufacturer, where he held a number of positions, including Director of Marketing and Business Development for the

Enterprise Server Group, which he launched. Mr. McNulty currently serves on the board of directors of Auspex Systems, Inc., a network storage company.

         TIMOTHY P. MCGURRAN is our President and Chief Operating Officer. Mr. McGurran first joined us as Senior Vice President of Operations and Chief Financial Officer in May 1996 and assumed the positions of President and Chief Operating Officer in March 2001. From 1984 until joining us, he was at Ernst & Young LLP, where his last position was Senior Manager.

         ROBERT J. FRANKENBERG has been a director of Secure Computing since December 1996. Mr. Frankenberg is the Chairman and Co-Founder of Kinzan, Inc., an Internet services platform supplier. From April 1994 to August 1996, he was President, Chief Executive Officer, and a director of Novell, Inc. Mr. Frankenberg was also Chairman of the Board of Novell, Inc. from August 1994 to August 1996. Mr. Frankenberg currently serves as a director on the boards of Electroglas, Inc., Scansoft, Inc., Daw Technologies, Inc., and National Semiconductor Corporation.

         STEPHEN M. PURICELLI has been a director of Secure Computing since February 1990. Mr. Puricelli has been a General Partner of Costine Associates, L.P., which is the corporate general partner of Corporate Venture Partners, since its inception in April 1988. Corporate Venture Partners is a venture capital fund headquartered in Ithaca, New York.

         JAMES F. JORDAN has been a director of Secure Computing since May 2000. Mr. Jordan has been a private investor since 1995. Mr. Jordan also serves on the board of directors of ONI Systems, an all-optical metro solutions company.

         None of the directors are related to any other director or to any executive officer.

BOARD MEETINGS AND COMMITTEES

         During fiscal 2001, the Board of Directors held four meetings (including regularly scheduled and special meetings), and all of the incumbent directors attended 90% or more of the meetings of the Board of Directors and committees, if any, upon which such directors served. Certain matters were approved by the Board of Directors by unanimous written consent.

         The Board of Directors currently has two standing committees: an Audit Committee, and a Compensation Committee.

         AUDIT COMMITTEE. During 2001, our Audit Committee consisted of Messrs. Rundquist (Chairman), Puricelli, and Zakupowsky. The Audit Committee makes recommendations concerning the selection and appointment of independent auditors, reviews the scope and findings of the completed audit, and reviews the adequacy and effectiveness of our accounting policies and system of internal accounting controls. The Audit Committee met five times during 2001.

         COMPENSATION COMMITTEE. During 2001, our Compensation Committee consisted of Messrs. Puricelli (Chairman), Frankenberg and Jordan. The Compensation Committee annually reviews and acts upon the Chief Executive Officer's compensation package and sets compensation policy for the other employees, as well as acting upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans. The Compensation Committee also administers our amended and restated 1995 Omnibus Stock Plan discussed below, our Employee Stock Purchase Plan (the "Purchase Plan") and our 1997 Non-Officer Stock Option Plan. The Compensation Committee met once during 2001.

         The Board of Directors will consider persons recommended by stockholders in selecting nominees for election to the Board of Directors. Stockholders who wish to suggest qualified candidates should write to: Secure Computing Corporation, 4810 Harwood Road, San Jose, California 95124, Attention:
Chairman of the Board. All recommendations should state in detail the qualification of such persons for consideration by the Board of Directors and should be accompanied by an indication of the person's willingness to serve.

DIRECTOR COMPENSATION

         Effective January 2001, on an annual basis each member of the Board of Directors who is not an employee (an "Outside Director"), following an Annual Meeting of Stockholders, is granted, by virtue of serving as an Outside Director, an option to purchase 18,000 shares of our common stock at an exercise price equal to the fair market value of the common stock on the date of grant. These stock options vest in quarterly increments and become fully exercisable on the date of the Annual Meeting of Stockholders next following the grant of the option and expire 10 years from the date of grant. Outside Directors who are elected between Annual Meetings of Stockholders are granted an option on terms similar to those awarded at an Annual Meeting of Stockholders, except that the number of shares covered by such option is pro-rated to reflect the number of months that have expired from the date of the prior Annual Meeting of Stockholders. In addition, each Director receives an annual stipend in the amount of $10,000.

                                  PROPOSAL TWO

                      APPROVAL OF THE AMENDED AND RESTATED
                      1995 OMNIBUS STOCK PLAN, AS AMENDED

PROPOSED AMENDMENTS REQUIRING STOCKHOLDER APPROVAL

         In September 1995, our Board of Directors adopted, and our stockholders approved, the 1995 Omnibus Stock Plan. This Plan was amended and restated in 1997 and was amended in 2000 and 2001 by the Board of Directors and our stockholders. As described below, the Board of Directors, subject to stockholder approval, also has approved an amendment to the 1995 Omnibus Stock Plan to increase by 2,000,000 (from 11,494,131 to 13,494,131) the number of shares of common stock available for issuance under the 1995 Omnibus Stock Plan. The purpose of this amendment is to ensure that we have the flexibility to meet our foreseeable future needs for awards to be granted under the 1995 Omnibus Stock Plan. Such needs include providing stock options to the new employees we retained as a result of the acquisition of the Gauntlet Firewall and VPN business from Network Associates in February 2002.

         As of March 25, 2002, an aggregate of 3,972,110 shares had been issued under the 1995 Omnibus Stock Plan and options to purchase 7,433,956 shares were outstanding under the 1995 Omnibus Stock Plan, leaving only 88,065 shares available for stock option grants. Options outstanding at March 25, 2002 have per share exercise prices ranging from $0.48 to $25.94 or a weighted average per share exercise price of $10.64, and expire 10 years from the date of grant of the option (unless exercised prior to that time). All employees are currently eligible to participate in the 1995 Omnibus Stock Plan. Stockholder approval of the proposed increase in the number of shares under the 1995 Omnibus Stock Plan is also necessary to provide for compensation of non-employee directors, who receive stock option awards for their service.

         If stockholders approve the 1995 Omnibus Stock Plan, as amended and restated, options to purchase an aggregate of 2,088,065 shares of common stock would be available for future stock option grants under the 1995 Omnibus Stock Plan.


DESCRIPTION OF AMENDED AND RESTATED 1995 OMNIBUS STOCK PLAN

PURPOSE

         The purpose of the 1995 Omnibus Stock Plan is to motivate and retain key personnel, including non-employee directors, to produce a superior return to our stockholders by offering such personnel an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate financial performance. As an Internet software company, competition to attract and retain employees among our competitors is fierce. Therefore, competitive compensation arrangements including maintaining an adequate pool of stock options to attract and retain employees and directors is essential for our success.

ADMINISTRATION

         The 1995 Omnibus Stock Plan is administered by a committee (the "Committee") of two or more directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee of the Board of Directors currently serves as the Committee that administers the 1995 Omnibus Stock Plan, of which all three members are "non-employee directors" for purposes of Exchange Act Rule 16b-3 and "outside directors" for purposes of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the provisions of the 1995 Omnibus Stock Plan, the Committee has the exclusive power to make awards under the 1995 Omnibus Stock Plan, to determine when and to whom awards will be granted, and the form, amount, and other terms and conditions of each award. The Committee has the authority to interpret the 1995 Omnibus Stock Plan and any award or agreement made under the 1995 Omnibus Stock Plan, and to make all other determinations necessary or advisable for the administration of the 1995 Omnibus Stock Plan. The Committee may delegate all or part of its responsibilities under the 1995 Omnibus Stock Plan to persons who are not "non-employee directors" within the meaning of Exchange Act Rule 16b-3 for purposes of determining and administering awards solely to employees who are not then subject to the reporting requirements of
Section 16 of the Exchange Act.

         Notwithstanding the foregoing, the granting, terms, conditions, and eligibility requirements of Outside Director Options (as defined in the 1995 Omnibus Stock Plan) are governed solely by the provisions of the 1995 Omnibus Stock Plan, and the Committee has no discretion with respect to the granting of such awards or to alter or amend any terms, conditions or eligibility requirements of such awards to Outside Directors. The provisions for automatic stock option grants to Outside Directors are non-exclusive.

NUMBER OF SHARES AND ELIGIBILITY

         The total number of shares of our common stock reserved for issuance under the 1995 Omnibus Stock Plan is presently 11,494,131 (13,494,131 as the 1995 Omnibus Stock Plan is proposed to be amended), subject to adjustment for future stock splits, stock dividends, and similar changes in capitalization.
Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options and stock appreciation rights granted to such persons, the 1995 Omnibus Stock Plan provides that no participant may presently receive, in any one calendar year, any combination of options and stock appreciation rights relating to more than 750,000 shares of common stock in the aggregate under the 1995 Omnibus Stock Plan.

         All of our employees and our affiliates are eligible to receive awards under the 1995 Omnibus Stock Plan at the discretion of the Committee. Outside directors will receive grants of non-statutory options as set forth under "Types of Awards--Outside Director Options." Awards other than incentive stock options also may be awarded by the Committee to individuals who are not employees or Outside Directors but who provide services to us or our affiliates in the capacity of an independent contractor. Incentive stock options may be granted only to employees.

         The 1995 Omnibus Stock Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. Such agreements are subject to amendment, including unilateral amendments by us (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the recipient and are not required as a matter of law. Any shares of common stock subject to an award under the 1995 Omnibus Stock Plan which are not used because the terms and conditions of the award are not met may again be used for an award under the 1995 Omnibus Stock Plan. However, shares of common stock with respect to which a stock appreciation right has been exercised (in cash and/or in stock) may not again be awarded under the 1995 Omnibus Stock Plan.

TYPES OF AWARDS

         The types of awards that may be granted under the 1995 Omnibus Stock Plan include incentive and non-statutory stock options, stock appreciation rights, restricted stock, performance units, and other stock-based awards (awards of, or based on, stock other than options, stock appreciation rights, restricted stock or performance units). Subject to certain restrictions applicable to Outside Director options and incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Committee.

         In addition to the general characteristics of all of the awards described in this Proxy Statement and the provisions of the 1995 Omnibus Stock Plan, the basic characteristics of awards that may be granted under the 1995 Omnibus Stock Plan are as follows:

         INCENTIVE AND NON-STATUTORY STOCK OPTIONS. Options may be granted to recipients at such exercise prices as the Committee may determine but not less than 50% of their fair market value (as defined in the 1995 Omnibus Stock Plan) as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that, unless applicable federal tax laws are modified, (1) no incentive stock option may be granted at less than fair market value, (2) no incentive stock options may be granted more than 10 years after the effective date of the 1995 Omnibus Stock Plan, (3) an incentive stock option shall not be exercisable more than 10 years after the date of grant, and (4) the aggregate fair market value of the shares of our common stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 (measured as of the date of the grant) under the 1995 Omnibus Stock Plan or any other plan. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of our stock.

         The purchase price payable upon exercise of options may be payable in cash, or through a reduction of the number of shares of common stock delivered to the participant upon exercise of the option or by delivering stock already owned by the participant (where the fair market value of the shares of common stock withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the applicable award agreement. To the extent permitted by law, the participants may simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price.

         OUTSIDE DIRECTOR OPTIONS. Beginning in January, 2001, on an annual basis each member of the Board of Directors who is not an employee (an "Outside Director"), following an Annual Meeting of Stockholders, is granted, by virtue of serving as an Outside Director, an option to purchase 18,000 shares of our common stock at an exercise price equal to the fair market value of the common stock on the date of grant. These stock options vest in quarterly increments and become fully exercisable on the date of the Annual Meeting of Stockholders next following the grant of the option and expire 10 years from the date of grant. Outside Directors who are elected between Annual Meetings of Stockholders are granted an option on terms similar to those awarded at an Annual Meeting of Stockholders, except that the number of shares covered by such option is pro-rated to reflect the number of months that have expired from the date of the prior Annual Meeting of Stockholders.

         Outside Directors who are elected between Annual Meetings of our Stockholders are granted an option on terms similar to those awarded at an Annual Meeting, except that the number of shares covered by such option is pro-rated to reflect the number of months that have lapsed from the date of the prior Annual Meeting.

         STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS. The value of a stock appreciation right granted to a recipient is determined by the appreciation in our common stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The recipient receives all or a portion of the amount by which the fair market value of a specified number of shares of common stock, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of common stock to which the right relates determined as of the date the stock appreciation right is granted. A stock appreciation right may be granted in connection with a previously or contemporaneously granted option, or independent of any option. No stock appreciation right may be exercised less than six months from the date it is granted unless the recipient dies or becomes disabled.

         Performance units entitle the recipient to payment in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term. With respect to recipients who are "covered employees" under Section 162(m) of the Code, such performance targets will consist of one or any combination of two or more of revenue, revenue per employee, earnings before income tax (profit before taxes), earnings before interest and income tax, net earnings (profits after taxes), earnings per employee, tangible, controllable or total asset turnover, earnings per share, operating income, total stockholder return, market share, return on equity, before- or after-tax return on net assets, distribution expense, inventory turnover, or economic value added, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance. Payments with respect to stock appreciation rights and performance shares of common stock may be paid in cash, shares of common stock or a combination of cash and shares of common stock as determined by the Committee.

         RESTRICTED STOCK AND OTHER STOCK-BASED AWARDS. Our common stock granted to recipients may contain such restrictions as the Committee may determine, including provisions requiring forfeiture and imposing restrictions upon stock transfer. A participant with a restricted stock award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote. The Committee may also from time to time grant awards of unrestricted stock or other stock-based awards such as awards denominated in stock units, securities convertible into stock and phantom securities.

TRANSFERABILITY

         During the lifetime of a participant to whom an award is granted, only such participant (or such participant's legal representative) may exercise an option or stock appreciation right or receive payment with respect to performance units or any other award. No award of restricted stock (prior to the expiration of the restrictions), options, stock appreciation rights, performance units or other stock-based award (other than an award of stock without restrictions) may be sold, assigned, transferred, exchanged or otherwise encumbered (other than pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder); provided, however, that any participant may transfer a non-statutory stock option granted under the 1995 Omnibus Stock Plan to a member or members of his or her immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the agreement with respect to such options, which must be approved by the Committee, expressly so provides either at the time of initial grant or by amendment to an outstanding agreement, and (ii) the participant does not receive any consideration for the transfer. Notwithstanding the foregoing, an award may be transferable to a successor in the event of a participant's death.

ACCELERATION OF AWARDS, LAPSE OF RESTRICTIONS

         The Committee may accelerate vesting requirements, performance cycles, and the expiration of the applicable term or restrictions, and adjust performance targets and payments, upon such terms and conditions as are set forth in the participant's agreement, or otherwise in the Committee's discretion, which may include, without limitation, acceleration resulting from a change in control, fundamental change (as such term is defined in the 1995 Omnibus Stock Plan), a recapitalization, a change in our accounting practices, a change in the participant's title or employment responsibilities, or the participant's death, disability or retirement.

DURATION, ADJUSTMENTS, MODIFICATIONS, TERMINATION

         The 1995 Omnibus Stock Plan will remain in effect until all stock subject to it is distributed or all awards have expired or lapsed, whichever occurs later, or the 1995 Omnibus Stock Plan is terminated as described below.

         In the event of a fundamental change, recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, the Committee has the discretion to adjust the number and type of shares of common stock available for awards or the number and type of shares of common stock and amount of cash subject to outstanding awards, the option exercise price of outstanding options, and outstanding awards of performance units and payments with regard thereto. Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such events as may be specified in the related agreements, which may include a change in control.

         The 1995 Omnibus Stock Plan also gives the Board of Directors the right to terminate, suspend or modify the 1995 Omnibus Stock Plan, except that amendments to the 1995 Omnibus Stock Plan are subject to stockholder approval if needed to comply with Exchange Act Rule 16b-3, the incentive stock option provisions of the Code, their successor provisions, or any other applicable law or regulation.

         Under the 1995 Omnibus Stock Plan, the Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the recipients upon the occurrence of a fundamental change.

SUMMARY OF FEDERAL TAX CONSIDERATIONS

         We have been advised by our counsel that awards made under the 1995 Omnibus Stock Plan generally will result in the following tax consequences for United States citizens or residents under current United States federal income tax laws.

INCENTIVE STOCK OPTIONS

         A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted under the 1995 Omnibus Stock Plan. If certain statutory employment conditions are satisfied at the time of exercise and certain statutory holding period requirements are satisfied before the recipient disposes of shares of common stock acquired pursuant to the exercise of such an option, then no regular taxable income will result upon the exercise of such option and we will not be entitled to any deduction in connection with such exercise. However, the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon disposition of the shares of common stock after expiration of the statutory holding periods, any gain or loss realized by a recipient will be long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares of common stock by a recipient after the expiration of the statutory holding periods.

         Except in the event of death and certain tax-free exchanges, if shares of common stock acquired upon the exercise of an incentive stock option are disposed of by the recipient before the expiration of the statutory holding periods (a "disqualifying disposition"), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise of the option. If the disposition is a taxable sale or exchange (and not a gift), the amount realized as compensation will not exceed the gain realized on such disposition. Unless limited by Section 162(m) of the Code, we will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain recognized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively, which will be long-term gain or loss if the optionee has held the shares for more than one year at the time of the disposition. If the recipient pays the option price with shares of common stock that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares of common stock have not been met, the recipient will be treated as having made a disqualifying disposition of such shares of common stock, and the tax consequences of such disqualifying disposition will be as described above.

         The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

NON-STATUTORY STOCK OPTIONS

         A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time a non-statutory stock option is granted under the 1995 Omnibus Stock Plan. At the time of exercise of a non-statutory stock option, the recipient will realize ordinary income, and we will be entitled to a deduction (unless limited by Section 162(m) of the Code), equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. The optionee's basis in the shares acquired will be equal to the fair market value of such shares on the date of exercise. Upon disposition of the shares of common stock, any gain or loss recognized by the recipient will be taxed as a capital gain or loss, which will be long-term gain or loss if the optionee has held the shares for more than one year as of the date of the disposition.

STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS

         Generally (1) the recipient will not realize income upon the grant of a stock appreciation right or performance unit award, (2) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, in the year that cash, shares of common stock or a combination of cash and shares of common stock are delivered to the recipient upon exercise of a stock appreciation right, and (3) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares of common stock received by the recipient upon exercise of a stock appreciation right or in payment of a performance share award are the same as described below with respect to a disposition of unrestricted shares of common stock.

RESTRICTED AND UNRESTRICTED STOCK

         Unless the recipient files an election to be taxed immediately under
Section 83(b) of the Code, (1) the recipient will not realize income upon the grant of restricted stock, (2) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions have been removed or expire, and (3) the amount of such ordinary income and deduction will be the excess of the fair market value of the restricted stock on the date the restrictions are removed or expire over the amount, if any, paid for the restricted stock. In addition, the recipient's basis in the shares of restricted stock will equal the fair market value of the shares on the date the restrictions are removed or expire and the recipient's holding period for capital gain purposes will not start until that date. If the recipient files an election to be taxed immediately under Section 83(b) of the Code, the recipient will realize ordinary income, and we will be entitled to a deduction, on the date the stock is issued equal to the excess of the fair market value of the restricted stock on the date of issuance (determined without regard to the restrictions) over the amount, if any, paid for such restricted stock. The recipient's basis will equal the fair market value of the shares on the date of issuance and his or her holding period will start on that date. If shares of restricted stock as to which a Section 83(b) election has been made are forfeited before they vest, the recipient will still have income with respect to the issuance of the shares and will have a capital loss equal to the excess, if any, of the amount paid to the recipient on such forfeiture over the amount, if any, paid by the recipient for the restricted stock.

         With respect to awards of unrestricted stock, (1) the recipient will realize ordinary income and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (2) the amount of such ordinary income and deduction will be the excess of the fair market value of such unrestricted stock on the date of grant over the amount, if any, paid for such stock. The recipient's basis in the unrestricted stock will be the fair market value of such stock on the date of issuance, and the recipient's holding period will begin on that date.

         When the recipient disposes of unrestricted stock or restricted stock that has vested, the difference between the amount received upon such disposition and the fair market value of such shares of common stock on the date the recipient realized ordinary income will be treated as a capital gain or loss, which will be long-term gain or loss if the recipient has held the shares for more than one year as of the date of disposition. Long-term capital gain is currently subject to federal income tax at rates substantially below those imposed on ordinary income.

         THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF MAJOR INCOME TAX CONSEQUENCES TO OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS, AND SECURE COMPUTING OF THE GRANT AND EXERCISE OF OPTIONS, STOCK APPRECIATION RIGHTS, PERFORMANCE UNITS AND STOCK PURCHASE RIGHTS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

WITHHOLDING

         The 1995 Omnibus Stock Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes. If permitted by the Committee, in lieu of cash, a participant may elect to cover withholding obligations through a reduction in the number of shares of common stock to be delivered to such participant or by delivery of shares of common stock already owned by the participant.

BOARD OF DIRECTORS' RECOMMENDATION

         The Board of Directors, subject to obtaining stockholder approval, approved an amendment to the 1995 Omnibus Stock Plan to increase the total number of shares of common stock available for issuance under the 1995 Omnibus Stock Plan from 11,494,131 to 13,494,131.

VOTE REQUIRED AND RECOMMENDATION

         At the Annual Meeting, the stockholders are being asked to approve the amendment to the amended and restated 1995 Omnibus Stock Plan. The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting will be required to approve the amendment to the amended and restated 1995 Omnibus Stock Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE AMENDED AND RESTATED 1995 OMNIBUS STOCK PLAN.

                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         On the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as our independent auditors to audit our consolidated financial statements for the year ending December 31, 2002, and recommends that the stockholders vote for ratification of such appointment.

         Ernst & Young LLP has audited our financial statements since 1991. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

VOTE REQUIRED

         Ratification of the appointment of Ernst & Young LLP as our independent auditors will require the affirmative vote of a majority of the votes entitled to vote at the Annual Meeting. In the event that the stockholders do not approve the selection of Ernst & Young LLP, the Board of Directors will reconsider its selection.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of common stock, as of the Record Date, unless otherwise noted below, by each of our directors, by each executive officer named in the Summary Compensation Table herein, by all directors and current executive officers as a group, and by each stockholder who is known by us to own beneficially more than 5% of our outstanding common stock. Unless otherwise indicated in the table, the address of each individual listed in the table is Secure Computing Corporation, 4810 Harwood Road, San Jose, California 95124.

               Name and Address of Beneficial Owners                  Amount and Nature of       Percentage of
                                                                    Beneficial Ownership (1)   Outstanding Shares
-----------------------------------------------------------------------------------------------------------------
Directors and Named Executive Officers:
     Carr Biggerstaff (2)                                                         -0-                  *
     Robert J. Frankenberg (3)                                                109,458                  *
     James Jordan (4)                                                         103,000                  *
     Timothy P. McGurran (5)                                                  286,834                  *
     John McNulty (6)                                                         740,300                 2.4
     Stephen M. Puricelli (7)                                                  75,156                  *
     Eric P. Rundquist (8)                                                    224,297                  *
     Vincent Schiavo (9)                                                       62,077                  *
     Timothy Steinkopf (10)                                                    80,178                  *
     Alexander Zakupowsky, Jr. (11)                                            64,333                  *
All directors and current executive officers as a group (10 persons)        1,745,633                 5.7

Other beneficial owners:

     AIM Management Group                                                   1,718,260                 5.6
               11 Greenway Plaza, Suite 100
          Houston, TX  77046

---------------------------
*Less than 1%

(1) Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to such shares of common stock.
(2)      Mr. Biggerstaff resigned in November 2001.
(3) Includes 109,458 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(4) Represents 50,000 shares of common stock owned personally by Mr. Jordan, and 53,000 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(5) Represents 2,542 shares owned personally by Mr. McGurran, and 284,292 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(6) Represents 140,300 shares owned personally by Mr. McNulty, and 600,000 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(7) Represents 44,656 shares owned personally by Mr. Puricelli, and 30,500 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(8) Represents 102,453 shares owned personally by Mr. Rundquist, and 121,844 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(9) Represents 2,077 shares owned personally by Mr. Schiavo, and 60,000 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(10) Represents 178 shares owned personally by Mr. Steinkopf, and 80,000 shares of common stock covered by options that are exercisable within 60 days of the Record Date.
(11) Represents 3,000 shares owned personally by Mr. Zakupowsky, Jr. and 61,333 shares of common stock covered by options that are exercisable within 60 days of the Record Date.

                           SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table sets forth the total compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers (the "Named Executive Officers") during the last three completed fiscal years ended December 31, 1999, 2000, and 2001.


                                                     ANNUAL COMPENSATION                  LONG-TERM
                                         ---------------------------------------         COMPENSATION            ALL
                                         FISCAL                                      NUMBER OF SECURITIES       OTHER
     NAME AND PRINCIPAL POSITION          YEAR     SALARY     BONUS(1)     OTHER     UNDERLYING OPTIONS(#)   COMPENSATION
-------------------------------------    ------  ---------   ----------   -------    ---------------------   ------------
John McNulty (2)                          2001    335,713      296,604          0           150,000                0
Chairman, Chief Executive Officer         2000    319,250      290,505          0           250,000                0
                                          1999    205,000      1(3)             0           600,000                0

Timothy P. McGurran (4)                   2001    286,772      185,327          0           200,000                0
President, Chief Operating Officer        2000    267,813      123,825    155,536(8)        200,000                0
                                          1999    240,570       60,000    401,182(9)        100,000                0

Carr Biggerstaff (5)                      2001    195,821       26,542          0           100,000                0
Senior Vice President                     2000    223,750       70,263          0           100,000                0
                                          1999    102,711       32,500          0           280,000                0

Timothy Steinkopf (6)                     2001    173,333       59,614          0           150,000                0
Senior Vice President, Chief
Financial Officer

Vince Schiavo (7)                         2001    141,111            0     95,965(10)       180,000                0
Senior Vice President Worldwide Sales

----------------------------------------
(1) Incentive bonuses are paid quarterly to the recipient with the fourth quarter amount paid in the year following the year earned. See "Executive Compensation--Report of the Compensation Committee."
(2) Mr. McNulty joined the Company in May 1999 and was appointed Chief Executive Officer in June 1999.
(3) Although the Compensation Committee determined that based on achievement of goals Mr. McNulty should be awarded a bonus of 100% of his base salary, he agreed to accept a bonus of only $1 for 1999 as a showing of his commitment to the success of the Company.
(4) Mr. McGurran joined the Company in May 1996. He was appointed President and Chief Operating Officer on March 5, 2001 and appointed to the Board of Directors in January 2002.
(5) Mr. Biggerstaff joined the Company in July 1999 as Senior Vice President of Marketing, Business Development & Strategic Planning. He assumed a more limited role as a part-time employee in July 2001and resigned in November 2001.
(6) Mr. Steinkopf joined the Company in August 2000 and was appointed Vice President and Chief Financial Officer in March 2001. He was appointed Senior Vice President in January 2002.
(7)      Mr. Schiavo joined the Company in April 2001.
(8) Represents $77,224 loan forgiveness, and $78,312 tax gross-up on the loan forgiveness.
(9) Represents tax gross-up of $91,383 on prior year taxable moving expense reimbursement, $153,815 loan forgiveness, and $155,984 tax gross-up on the loan forgiveness.
(10)     Represents sales commission income.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table shows, as to the Named Executive Officers, information concerning stock options granted during the year ended December 31, 2001.

                                INDIVIDUAL GRANTS

                                       Percent of
                          Number of       Total
                         Securities      Options                                    Potential Realizable Value at Assumed
                         Underlying     Granted to                                       Annual Rates of Stock Price
                          Options      Employees in                                    Appreciation for Option Terms(1)
                          Granted         Fiscal      Exercise Price   Expiration   -------------------------------------
         Name               (#)            Year         Per Share         Date          5% ($)                 10% ($)
--------------------     ----------    ------------   --------------   ----------   ---------------        --------------
John McNulty            150,000(2)(3)      6.1%          $10.50          1/22/11        $990,509             $2,510,144
Timothy P. McGurran     100,000(2)(3)      4.1%          $10.50          1/22/11         660,339              1,673,430
                        100,000(2)(4)      4.1%          $10.50          1/22/11         660,339              1,673,430
Carr Biggerstaff        100,000(2)(5)      4.1%          $10.50          1/22/11         660,339              1,637,430
Timothy Steinkopf       150,000(2)(4)      6.1%          $10.50          1/22/11         990,509              2,510,144
Vince Schiavo           180,000(2)(4)      7.3%          $13.50          4/30/11       1,528,214              3,872,794

(1) The potential realizable value is based on a 10-year term of each option at the time of grant. Assumed stock price appreciation of 5% and 10% is mandated by rules of the Securities and Exchange Commission and is not intended to forecast actual future financial performance or possible future appreciation. The potential realizable value is calculated by assuming that the deemed fair value of the Company's common stock for financial statement presentation purposes on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
(2) Represents options granted pursuant to the 1995 Omnibus Stock Plan at an exercise price equal to the fair market value as determined by the Board of Directors on the date of grant. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.
(3) Options vest in their entirety on the third anniversary of the grant date.
(4) Options vest one-third on each of the first through the third anniversaries of the grant date.
(5) Options granted January 22, 2001 that expired in 2001 due to Mr. Biggerstaff's resignation.

                                AGGREGATE OPTION
                          EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during fiscal 2001 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2001. Also reported are values for unexercised "in-the-money" options, exercise prices of outstanding stock options, and the fair market value of our common stock as of December 31, 2001.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                           SHARES                              YEAR END                 FISCAL YEAR END($)(1)
                          ACQUIRED       VALUE        ----------------------------   ---------------------------
         NAME            ON EXERCISE   REALIZED ($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   ------------   -----------    -------------   -----------   -------------
John McNulty                  0              0            333,334        666,666     $ 5433,344     $ 8,591,656
Timothy P. McGurran           0              0            212,981        438,155      2,873,460       5,441,623
Carr Biggerstaff   (2)     179,999       2,296,787              0              0              0               0
Timothy Steinkopf             0              0             30,000        170,000              0       1,507,500
Vince Schiavo                 0              0                  0        180,000              0       1,269,000

(1) The value of unexercised in-the-money options is based on the closing price of our common stock on December 31, 2001 (the last trading day of fiscal 2001) on the Nasdaq National Market of $20.55 minus the exercise price, multiplied by the number of shares underlying the options.
(2) Effective July, 2001, Mr. Biggerstaff assumed a more limited role as a part-time employee and no longer was a reporting officer under Section 16 of the Securities Exchange Act of 1934.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs of our Chief Executive Officer. The Compensation Committee is comprised of three Outside Directors. The Compensation Committee meets periodically to review executive compensation, the design of compensation programs, stock option programs, and individual salary and awards for the Chief Executive Officer. The purpose of this report is to inform our stockholders of our compensation policies and the rationale for the compensation paid to our Chief Executive Officer and other executive officers in 2001.

COMPENSATION PHILOSOPHY

         Our compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to our long-term success and continued growth in stockholder value. The compensation program has been designed to provide a competitive level of total compensation and offers incentive opportunities directly linked to our performance and stockholder return. The Compensation Committee believes it is in the best interests of the stockholders to reward executives when our performance objectives are achieved and to provide significantly less compensation when these objectives are not met. Therefore, a significant portion of executive compensation is comprised of "at risk" incentives.

         Key objectives of the compensation program are to:

         o Provide a strong, direct link between our financial and strategic goals and executive compensation.

         o Align the financial interest of executives with those of its stockholders through equity-based plans.

         o Motivate executives to achieve operating goals through an emphasis on performance-based compensation.

         o Provide competitive total compensation that recognizes individual performance and that can attract and retain high caliber key executives critical to our long-term success.

         To maintain a competitive level of total executive compensation, the Compensation Committee periodically evaluates the compensation packages of competitors. This analysis provides the Compensation Committee with competitive data on the mix of compensation elements and overall compensation levels.

         Each year we participate in the Radford Executive Compensation Report survey. Radford is a division of Aon Consulting. The survey results present information reported by 788 companies. We also benchmark against a Radford custom report of high technology companies. The Compensation Committee's intent is threefold: (1) to benchmark executive compensation against market data from technology companies similar to ours in size and revenue; (2) to retain high performing executives; and (3) to reward outstanding performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The key components of our executive officer compensation program are base salary, annual incentive bonus and long-term incentives. These elements are described below. In determining compensation, the Compensation Committee considers all elements of an executive's compensation package.

         BASE SALARY. The Compensation Committee annually reviews the base salary of the Chief Executive Officer. In determining appropriate salary levels, the Compensation Committee considers individual performance, level of responsibility, scope, and complexity of the position, and internal equity and salary levels for comparable positions at the peer companies. In determining the base salary increase for the Chief Executive Officer, the Compensation Committee also considers strategic planning, team building, and operating results. The Chief Executive Officer, in consultation with the Compensation Committee, annually reviews the base salary of the other executive officers based on the same criteria.

         ANNUAL INCENTIVE BONUS. The purpose of our annual incentive bonus is to provide a direct financial incentive in the form of an annual cash bonus to the executive officers and key managers who achieve performance goals established by the Compensation Committee. The Compensation Committee determines the annual incentive bonus of the Chief Executive Officer and the Chief Executive Officer, in consultation with the Compensation Committee, determines the annual incentive bonus of the other executive officers.

         Executives are eligible for target awards under the annual incentive program with maximum payouts ranging from 20 % to 100% of base salary, with 100% possible in the case of the Chief Executive Officer only. The size of the target award is determined by the executive's position and competitive data for similar positions at the peer companies. We set high goals and bonus payouts are tied directly to the individual's performance against his or her objectives. For 2001, performance was assessed against target measures of team effectiveness, strategic business objectives, and financing goals. For 2001, Mr. McNulty received incentive bonus award totaling $296,604. The Compensation Committee determined that based on achievement of goals Mr. McNulty should be awarded a bonus of 88% of his base salary.

         STOCK OPTIONS. Long-term performance incentives are provided to executives through our 1995 Omnibus Stock Plan. The 1995 Omnibus Stock Plan is administered by the Compensation Committee, which is authorized to award stock options to our employees, our non-employee directors, and certain advisors and consultants. At least annually, the Compensation Committee considers whether awards will be made to executive officers under the 1995 Omnibus Stock Plan. Such awards are based on the scope and complexity of the position, competitive compensation data and the maintenance of our stock at a target share price. The Compensation Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting, and exercise of each option. Although the Compensation Committee's practice has been to grant incentive stock options to employees vesting over three years, recently we have begun to grant options under an evergreen program where the options vest on the third anniversary date of the date of grant. We have in the past also granted options under an executive incentive option plan. These types of options are subject to accelerated vesting based on our stock price reaching or exceeding specified target closing price levels and maintaining these levels for 10 consecutive business days prior to specified dates. Notwithstanding, these options will vest in a lump sum five years after the date of grant regardless of our stock price performance. Options granted to executives vest immediately upon the occurrence of an "Event" as defined in the 1995 Omnibus Stock Plan.

         PROFIT SHARING AND RETIREMENT PLAN. Our Profit Sharing and Retirement Plan (the "Retirement Plan") was made effective as of February 1, 1994. The Retirement Plan is intended to be a qualified retirement plan under Section 401 of the Code so that contributions by employees or by us to the Retirement Plan, and income earned thereon, are not taxable to employees until withdrawn from the Retirement Plan (except for contributions under the 401(k) component, which are subject to Social Security withholding); and so that contributions by us, if any, will be deductible when made. The purpose of the Retirement Plan is to enable eligible employees, including executive officers, to save for retirement and to provide incentives to increase corporate financial performance by establishing a direct link between profit sharing contributions to employees and corporate financial performance. It may also provide certain benefits in the event of death, disability, or other termination of employment. The Retirement Plan is for the exclusive benefit of eligible employees and their beneficiaries. There are two components to the Retirement Plan, a 401(k)-type component and a profit sharing component.

         Under the 401(k) component, employees may contribute up to 12% of their annual compensation, subject to a federally imposed annual maximum which is currently $10,500. We may provide additional matching contributions of up to $1 for every dollar contributed by that employee in a given year under this component. The plan trustee, at the direction of each participant, invests funds in any of six investment options. In 2001, we did not contribute on behalf of any employees under this component of the Retirement Plan.

         EMPLOYEE STOCK PURCHASE PLAN. Our Purchase Plan was approved by the stockholders at the 1996 Annual Meeting and became effective July 1, 1996. The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire a proprietary interest in our company through the purchase of its common stock and, thus, to develop a stronger incentive to work for our continued success. The Purchase Plan is an employee stock purchase plan under Section 423 of the Code. The Purchase Plan is administered by the Compensation Committee.

         Any of our employees, or, subject to approval by the Board of Directors, any employees of our subsidiaries are eligible to participate in the Purchase Plan for any Purchase Period (as defined below) so long as, on the first day of such Purchase Period, the employee is customarily employed at least 20 hours per week. "Purchase Period" means each quarter of our fiscal year.

         Any eligible employee may elect to become a participant in the Purchase Plan by authorizing payroll deductions of a specified whole percentage from 1% to 10% of the employee's gross cash compensation. We currently have approximately 410 employees who are eligible to participate in the Purchase Plan. Amounts withheld under the Purchase Plan will be held by us as part of our general assets until the end of the Purchase Period and will be used to purchase our common stock as of the last day of the Purchase Period at a price equal to 85% of the lesser of the fair market value of a share of common stock on either the first or last day of the Purchase Period. All amounts so withheld will be used to purchase the number of shares of common stock (including fractional shares) that can be purchased with such amount, unless the participant has properly notified us that he or she elects to purchase a lesser number of shares of common stock or to receive the entire amount in cash. If purchases by all participants would exceed the number of shares of common stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of such available shares of common stock. Any amount not used to purchase shares of common stock will be refunded to the participant in cash.

         Shares of common stock acquired by each participant will be held in a general account maintained for the benefit of all participants. Certificates for the number of whole shares of common stock purchased by a participant will be issued and delivered to him or her only upon the request of such participant or his or her representative.

         No more than $25,000 in fair market value (determined on the first day of the respective Purchase Periods) of shares of common stock may be purchased under the Purchase Plan and all other employee stock purchase plans, if any, of Secure Computing and any parent or subsidiary corporation of Secure Computing by any participant in each calendar year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2001, none of our executive officers served on the board of directors or compensation committee of another company that had an executive officer serve on our Board of Directors or our Compensation Committee..

                                            COMPENSATION COMMITTEE


                                            Stephen M. Puricelli, Chairman

REPORT OF THE AUDIT COMMITTEE

         Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to monitor the integrity of the financial statements of the Company, oversee the independence of the Company's independent auditor, and recommend to the Board of Directors the selection of the independent auditor responsible for making recommendations to the Board of Directors regarding the selection of independent accountants. Each of the members of the Audit Committee meets the independence requirements of the Nasdaq.

         Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

         In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee:

         o Reviewed and discussed the audited financial statements with the Company's management.

         o Discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees.

         o Reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the nonaudit service performed by Ernst & Young LLP are compatible with maintaining their independence.

         o Based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's 2001 Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.

         o Instructed the independent auditor that the Audit Committee expects to be advised if there are any subjects that require special attention.

                                        AUDIT COMMITTEE

                                        Eric P. Rundquist, Chairman

                     RELATIONSHIP WITH INDEPENDENT AUDITORS



         Ernst & Young LLP has been the independent accounting firm that audits the financial statements of the Company since 1991. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audit.

         In addition to performing the audit of the Company's consolidated financial statements, Ernst & Young LLP provided various other services during 2001. The aggregate fees billed for 2001 for each of the following categories of services are set forth below:

         Audit and review of the Company's annual                $120,200
         financial statements and reviews of the financial
         statements included in the Company's Form 10Q for
         2001

         All other services                                      $ 20,357


         Ernst & Young LLP did not provide any services related to financial information systems design and implementation during 2001.

         "All other services" includes (i) audit related services, and (ii) evaluating the effects of various accounting issues.

         The Audit Committee reviews summaries of the services provided by Ernst & Young LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

         The Audit Committee considered whether the non-audit services rendered by Ernst & Young LLP were compatible with maintaining Ernst & Young LLP's independence as auditors of the Company's financial statements.

                      EMPLOYMENT CONTRACTS, TERMINATION OF
                  EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

         We have employment agreements with each of our named executive officers.

         JOHN MCNULTY. Mr. McNulty entered into a one year employment agreement with us on May 3, 1999, pursuant to which Mr. McNulty serves as our President and Chief Operating Officer. Mr. McNulty assumed the positions of Chairman of the Board and Chief Executive Officer on July 1, 1999. The agreement is subject to automatic renewal for successive one year terms. Mr. McNulty's annual base salary is $335,713, subject to upward adjustment by the Board of Directors. Under the terms of the agreement, Mr. McNulty is entitled to a cash performance bonus of up to 100% of annual base salary with respect to each fiscal year, subject to approval by the Board of Directors. Under the terms of the agreement, Mr. McNulty was granted options to purchase 350,000 shares of common stock under our 1995 Omnibus Stock Plan vesting in one-third increments on the first three anniversaries of the date of the agreement. In addition, Mr. McNulty is eligible to participate in the Executive Incentive Option Program, wherein he earns an additional 250,000 shares of stock (100,000 each year for the first two years and 50,000 for the third year) based on growing the stock price each year by $10 per share over the May 3, 1999 closing price. The increased stock price must hold for 10 consecutive business days vesting as follows: 100,000 shares to vest only in the event our stock price is at or above $14.250 by May 3, 2000; 100,000 shares to vest only in the event our stock price is at or above $24.250 by May 3, 2001; and 50,000 shares to vest only in the event our stock price is at or above $34.250 by May 3, 2002. Notwithstanding the foregoing vesting schedule, in the event the stock price criteria are not met for whatever reason, the shares will vest and become exercisable on May 3, 2004. In 2000, Mr. McNulty was granted an option to purchase 100,000 shares of common stock under our 1995 Omnibus Stock Plan vesting on the third anniversary date of the date of the option grant. In 2001, Mr. McNulty was granted an option to purchase 150,000 shares of common stock under our 1995 Omnibus Stock Plan vest on the third anniversary date of the date of the option grant. Either party may terminate the agreement; however, if we terminate the employment agreement without cause, Mr. McNulty will be entitled to an amount equal to twelve months of his base salary.

         TIMOTHY P. MCGURRAN. Mr. McGurran entered into a three-year employment agreement on August 27, 1996, as amended, pursuant to which Mr. McGurran serves as our Senior Vice President of Operations and Chief Financial Officer. On March 5, 2001, Mr. McGurran was appointed President and Chief Operating Officer. The agreement is subject to automatic renewal for successive one year terms. Mr. McGurran's annual base salary is $288,344 subject to upward adjustment by our Chief Executive Officer. Mr. McGurran is also eligible to receive an annual bonus of equal to $187,200 if certain performance goals established by the Chief Executive Officer are met. Such amount is subject to upward adjustment by the Chief Executive Officer. In 1999, Mr. McGurran was granted an option to purchase 80,000 shares of common stock under our 1995 Omnibus Stock Plan vesting on one-third increments on the first three anniversaries of the date of the option grant. In 2000, Mr. McGurran was granted an option to purchase 200,000 shares of our common stock under our 1995 Omnibus Stock Plan with 50,000 shares vesting on the first and second anniversary of the date of the option grant and 100,000 vesting on the third anniversary of the date of the option grant. In 2001, Mr. McGurran was granted an option to purchase 200,000 shares of common stock under our 1995 Omnibus Stock Plan vest on the third anniversary date of the date of the option grant. Either party may terminate the employment agreement; however, if Secure Computing terminates the agreement without cause, Mr. McGurran will be entitled to an amount equal to twelve months of his base salary. Upon termination or expiration of the agreement, we shall have the option to retain Mr. McGurran as a consultant.

         CARR BIGGERSTAFF. Mr. Biggerstaff resigned from the Company on November 1, 2001.

         TIMOTHY J. STEINKOPF. Mr. Steinkopf first joined us as Treasurer and Director of Investor Relations in September 2000. On March 1, 2001, Mr. Steinkopf entered into a one year employment agreement, pursuant to which Mr. Steinkopf serves as our Vice President and Chief Financial Officer. He was appointed Senior Vice President and Chief Financial Officer in January 2002. The agreement is subject to automatic renewal for successive one year terms. Mr. Steinkopf's annual base salary is $180,000. Mr. Steinkopf is also eligible to receive an annual cash performance bonus of up to forty-five (45%) of annual base salary if certain performance goals are met. In 2000, upon his original position, Mr. Steinkopf was granted an option to purchase 50,000 shares of common stock under our 1995 Omnibus Stock Plan vesting in one-third increments on the first three anniversaries of the date of the agreement. In 2001, Mr. Steinkopf was granted an option to purchase 150,000 shares of common stock under our 1995 Omnibus Stock Plan vesting in one-third increments on the first three anniversaries of the date of the agreement. Either party may terminate the employment agreement; however, if Secure Computing terminates the agreement without cause, Mr. Steinkopf will be entitled to an amount equal to six months of his base salary.

         VINCENT M. SCHIAVO. Mr. Schiavo entered into an employment agreement on April 30, 2001, pursuant to which Mr. Schiavo serves as our Senior Vice President of Worldwide Sales. The agreement is subject to automatic renewal for successive one year terms. Mr. Schiavo's annual base salary is $200,000. Mr. Schiavo is also eligible to receive an annual cash performance bonus of up to sixty-five (65%) of annual base salary if certain performance goals established are met. In 2001, Mr. Schiavo was granted an option to purchase 180,000 shares of common stock under our 1995 Omnibus Stock Plan vesting in one-third increments on the first three anniversaries of the date of the agreement. Either party may terminate his employment at any time. However, if Secure Computing terminates his employment for any reason other than cause or poor performance, Mr. Schiavo will be entitled to an amount equal to six months of his base salary.

                             PERFORMANCE EVALUATION



         The graph below compares total cumulative stockholders' return on the common stock for the period from the close of the Nasdaq Stock Market - U.S. Companies on the date of our initial public offering of our common stock (November 17, 1995) to December 31, 2001, with the total cumulative return on the Computer Index for the Nasdaq Stock Market - U.S. Companies (the "Computer Index") and the Composite Index for the Nasdaq Stock Market (the "Composite Index") over the same period. The index level for the graph and table was set to 100 on November 17, 1995 for the common stock, the Computer Index and the Composite Index and assumes the reinvestment of all dividends.


                             [PLOT POINTS BAR CHART]

 TOTAL INDEX RETURN FOR:   11/17/1995  12/31/1995  6/30/1996  12/31/1996  6/30/1997  12/31/1997  6/30/1998  12/31/1998
-------------------------  ----------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
Converted Data:

Nasdaq Computer Index           100.0        96.2      113.5       136.2      155.9       162.5      223.0       297.9
Nasdaq Composite Index          100.0       100.7      113.4       123.5      138.0       150.3      181.3       209.8
Secure Computing Corp.          100.0       116.1       47.7        18.9       12.2        24.5       20.5        39.5


[WIDE TABLE CONTINUED FROM ABOVE]



 TOTAL INDEX RETURN FOR:   6/30/1999  12/31/1999  6/30/2000  12/31/2000  6/30/2001  12/31/2001
-------------------------  ---------  ----------  ---------  ----------  ---------  ----------
Converted Data:

Nasdaq Computer Index          364.1       610.7      615.6       340.1      284.8       257.5
Nasdaq Composite Index         257.0       389.4      379.5       236.4      206.8       186.6
Secure Computing Corp.           5.1        26.0       39.0        20.5       32.6        42.6

                              CERTAIN TRANSACTIONS

         None.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities ("10% Stockholders") to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership on Form 3 and reports on change in ownership on Form 4 or Form 5. Such directors, executive officers, and 10% Stockholders are also required by Securities and Exchange Commission rules to furnish us with copies of all Section 16(a) forms that they file. To our knowledge based solely on a review of copies of forms submitted to us, or written representations from certain reporting persons we believe all required reports were filed on a timely basis during 2001.

                               ADDITIONAL MATTERS

         The Annual Report of Secure Computing Corporation for the year ended December 31, 2001, including financial statements, is being mailed with this Proxy Statement.

         As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of stockholders, it is intended that the shares of common stock represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

                                      By Order of the Board of Directors



Dated:  April 8, 2002

                                     [LOGO]
                                     SECURE
                                    COMPUTING



                        ANNUAL MEETING OF STOCKHOLDERS

                             THURSDAY, MAY 9, 2002
                                 10:00 A.M. PDT

                              THE TOLL HOUSE HOTEL
                              140 SOUTH SANTA CRUZ
                          LOS GATOS, CALIFORNIA 95030

[LOGO] SECURE COMPUTING CORPORATION
       4810 HARWOOD ROAD, SAN JOSE, CALIFORNIA 95124                       PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 9, 2002.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

By signing the proxy, you revoke all prior proxies and appoint John McNulty and Timothy McGurran, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.









                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                       -------------------------
                                                       |COMPANY #              |
                                                       |CONTROL #              |
                                                       -------------------------



THERE ARE THREE WAYS TO VOTE YOUR PROXY


YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on May 8, 2002.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

o Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/scur/ -- QUICK *** EASY *** IMMEDIATE


o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 8, 2002.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.


VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Secure Computing, c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.







      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                               PLEASE DETACH HERE


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of directors: 01 Eric P. Rundquist 02 Alexander Zakupowsky, Jr. (for a 3-year term)
                                            [ ] Vote FOR      [ ]  Vote WITHHELD
                                                the nominees       from all
                                                                   nominees

2.   Proposal to approve an amendment to the Amended and Restated 1995
     Omnibus Stock Plan (the "Stock Plan") to increase by 2,000,000 (from 11,494,131 to 13,494,131) the number of shares of common stock available for issuance under the Stock Plan.
                                    [ ]    For   [ ]    Against   [ ]    Abstain


3. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company.
                                    [ ]    For   [ ]    Against   [ ]    Abstain


In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box    [ ]  Indicate changes below:

                                    Date ________________________________

                                     ___________________________________
                                    |                                   |
                                    |___________________________________|
                                    Signature(s) in Box

                                    This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.